Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Concentrix Corporation 2020 Stock Incentive Plan and the Concentrix Corporation 2020 Employee Stock Purchase Plan of our report dated February 21, 2018, with respect to the consolidated financial statements and schedule of Convergys Corporation included in Amendment No. 3 to the Registration Statement (Form 10 No. 001-39494) and related Information Statement of Concentrix Corporation.
/s/ Ernst & Young LLP
Cincinnati, Ohio
November 27, 2020